Exhibit (a)(1)(v)

Form W-9 Request for Taxpayer Identification Number and Certification
PAYEE’S NAME:

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below)

Name:

Address:

City, State, and Zip Code:

Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS

Enter your taxpayer identification number in the appropriate box.

For most individuals this is your social security number. If you do not have a number, see the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines on which number to give the payer.
Social Security Number Employer Identification Number

Certification — Under penalties of perjury, I certify that:
(1)  the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
(2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). The certification requirement does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account, and payments other than interest and dividends. Also see “Signing the Certification” under “Specific Instructions” in the enclosed Guidelines.

SIGNATURE DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE “TIN” ON FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalty of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Offeror — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Offeror.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of —
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON FORM W-9, Cont.

Obtaining a Number

If you don’t have a TIN or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

  1. An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  2. The United States or any of its agencies or instrumentalities.

  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

  6. A corporation.

  7. A foreign central bank of issue.

  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  9. A futures commission merchant registered with the Commodity Futures Trading Commission.

  10. A real estate investment trust.

  11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12. A common trust fund operated by a bank under section 584(a).

  13. A financial institution.

  14. A middleman known in the investment community as a nominee or custodian.

  15. A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•	Wages.

•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.

•	Certain surrenders of life insurance contracts.

•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

•	Real estate transactions reportable under section 6045(e).

•	Cancelled debts reportable under section 6050P.

•	Distributions from a medical savings account and long-term care benefits.

•	Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice. — Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3)	Civil and Criminal Penalties for False Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4)	Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.